Exhibit 10.30

THE CONTRACT

On work on Extraction of brown coal on East - Ural a deposit
(A site East - Ural)
Located in the Aktyubinsk area
Kazakhstan Republic

According to the License of a series of MG № 9-Д
Between
Investment Agency of Kazakhstan Republic (Competent organization)
And
The limited liability company (LLC)
« Kyzyl Кain Mamyt »
(Contractor)

Astana

2000

(English Translation)

CONTENTS

                           Preamble

Section 1. Definitions
Section 2. The purpose of the Contract
Section 3. Duration of the Contract
Section 4. Contract territory
Section 5. The Proprietary right to property and the information
Section 6. The right of the State to purchase and requisition of Mineral resources
Section 7. General laws and duties of the parties
Section 8. The working program
Section 9. The period of Extraction
Section 10. The account and the reporting
Section 11. Measurement of brown coal
Section 12. Performance of subcontract works
Section 13. Financing
Section 14. Taxes and payments
Section 15. Book keeping
Section 16. Insurance
Section 17. Liquidation and liquidating fund
Section 18. Protection of bowels and a surrounding environment
Section 19. Safety of the population and the personnel
Section 20. The responsibility of the parties for infringement of conditions of the Contract
Section 21. Force majeure
Section 22. Confidentiality
Section 23. Transfer of the rights and duties
Section 24. The Applicable law
Section 25. The order of the resolution of disputes
Section 26. Guarantees of stability of the Contract
Section 27. Conditions of  cessation and suspending of action of the Contract
Section 28. Language of the Contract
Section 29. Additional positions
                 Appendices:

The appendix 1 Working program to the Contract
The appendix 2 License of a series MG № 9-Д
The appendix 3 Expert conclusions and coordinations

The present Contract on work on Extraction of brown coal on East - Ural deposit (East-Ural site) in the Aktyubinsk area of  Kazakhstan Republic is concluded on October, 19th, 2000 between Investment Agency of  Kazakhstan Republic and LLC « Kyzyl Кain Мamyt » (further - the Contractor), having the License  series МГ №9-Д on December, 11th 1995г.

PREAMBLE.

Considering, that:
1. According to the Constitution of  Kazakhstan Republic, Bowels and Mineral resources being them are a state ownership.
2. Kazakhstan Republic expresses desire rationally and effectively to use Mineral resources, including to carry out works on Extraction of brown coal.
3. The contractor has desire and financial opportunities rationally and effectively to curry out works on Extraction of brown coal according to conditions of the Contract.
4. The government of  Kazakhstan Republic has provided Competent organization with the right to the conclusion and execution of the Contract.
5. The Competent organization and the Contractor have agreed that the Contract will adjust their mutual rights and duties at work on Extraction of brown coal.
The Competent organization and the Contractor agree as follows:

SECTION 1. DEFINITIONS

Definitions and terms which explanations are not present in the given Section, have meaning, corresponding to definitions and the terms  containing in the Decree of the President of Kazakhstan Republic, having Law, from January, 27th, 1996 « About bowels and bowel management » (further - the Decree « About bowels ») and other acts for separate kinds of Mineral resources and for Technogenic mineral formations.
1. Compensated expenses - mean expenses for work on the Extraction, defined according to conditions of the Contract  and the Legislation of the State, a subject a deduction from the cumulative income according to the Tax laws.
2. The State (Republic) - means Kazakhstan Republic
3. The State organization - is the central agency of the Republic Kazakhstan have provided by the competence to carry out certain functions on behalf of the State,
4. Mountain tap - means the document applied on the Contract, defining spatial borders of the given site of bowels within the limits of which realization of works on Extraction of brown coal (the appendix 2) is allowed.
5. Year of action of the Contract - is the period, equal to 12 (twelve) consecutive months on a Gregorian calendar, in a context of the Contract it begins from the date of the introduction of the Contract by virtue of or in any anniversary of this introduction.
6. Date of  introduction of the Contract by virtue -  means the date specified in item З.1. of  Contract.
7. Extraction - all complex of works (operations) connected with extraction of Mineral resources from Bowels on a surface, and also from the Technogenic mineral formations which are being a state ownership, including provisional keeping of Mineral raw materials.
8. Legislation about bowels using – means the Decree President of Kazakhstan Republic, having Law, from January, 27th, 1996 «About bowels and bowels using», Law of Kazakhstan Republic «About including of changes and additions in some law acts of Kazakhstan Republic about problems on  bowel management and curing out oil operations in Kazakhstan Republic» from August, 11, 1999 and other law acts for separate kinds of mineral resources and for Technogenic mineral formations.

9. Commercial detection - means detection in Contract territory of one
Or several Deposits, economically suitable for Extraction.
10. The competent organization (the authorized state organization) – means Investment Agency of Kazakhstan Republic under to which the rights directly connected with the conclusion and execution of the Contract are delegated.
11. The contract - means the present Contract on work on Extraction of brown coal on East - Ural deposit (a site East - Ural) between Competent organization and the Contractor, and also all Appendices to the present Contract.
12. The contract territory - means the territory defined by Mountain tap allocated for work on Extraction of brown coal.
13. The license - means the License of a Series MG №9-Д from the December, 11th, 1995, given out by the Government of Kazakhstan Republic for the joint venture « Кемpirsаy ore administration» and renewed for LLC « Kyzyl Kain Мамyt » according to the Governmental decision of Kazakhstan Republic №24 from January, 6th, 2000 on geological studying and extraction of brown coal on Hromtau district of the Aktyubinsk area of Kazakhstan Republic.
14. The deposit - means East - Ural deposit containing natural congestion of brown coal.
15. The tax laws - means the Law of Kazakhstan Republic from April, 24th, 1995 №2235 « About taxes and other obligatory payments in the budget », changes and additions to it, others legislative and the statutory acts adjusting payment of taxes and payments for date of conclusion the Contract.
16. The bowels - mean the part of an earth's crust located below a soil layer, and at its absence - below a terrestrial surface and a bottom of the reservoirs, reaching up to the depths accessible to carrying out of operations on bowels management in view of scientifically - technical progress.
17. Operations on bowels management - mean the works concerning Extraction of brown coal, curried out on Contract territory according to the Contract.
18. The contractor - means bowels user LLC «Kyzyl Каin Мамyt » concluded the Contract with Competent organization.
19. The government - means the Government of Kazakhstan Republic.
20. Passing mineral resources are the components of the Mineral extracted together with them.
21. A positive practice of development of Deposits - practice which is usually applied by bowels users at Investigation and Extraction in the countries of the world as rational, safe, effective and necessary at carrying out of operations on bowels management.
22. The mineral resources - means the brown coal containing on the Deposit.
23. The working program - means all kinds of the plans prepared for work on Extraction of brown coal.
24. Brown coal - Would mean coal brown type Б, groups Б2.
25. The parties - are the Competent Organization and the Contractor where they are certain in aggregate.
26. The subcontractor - means the legal or physical person who has concluded with the Contractor the contract about execution of any part of obligations of the Contractor under the Contract.
27. The Third party - means any physical or legal person, except for the Parties under the Contract.

28. The approved stocks - mean the geological state expert appraisal geological and taken stocks of Mineral resources.
29. The legislation on sanitary-and-epidemiologic well-being of the population -
means the Law of Kazakhstan Republic from July, 8th, 1994 « About sanitary-and-epidemiologic well-being of the population».

SECTION 2. THE PURPOSE OF THE CONTRACT.

2.1. The purpose of the Contract is definition according to acting on Date of the introduction of the Contract by virtue of the legislation of the State and legal registration of contractual mutual relations between Competent organization and the Contractor.

SECTION 3. DURATION OF THE CONTRACT

3.1. The contract inures from the moment of its signing and is registered by Competent organization (the authorized state organization) with delivery of the certificate on registration.
3.2. Duration of the Contract is finished on December, 11th, 2018 (last day actions of the license of a series MG №9-Д).
3.3. Prolongation of term of the Contract probably only at performance of conditions of the Contract.
3.4. At prolongation of duration of the Contract the conditions of the Contract can be changed by the written agreement of the Parties.

SECTION 4. CONTRACT TERRITORY.

4.1. The contractor performs works on Extraction of brown coal within the limits of Contract territory according to conditions of the Contract.
4.2. In case of working off of stocks of coal within the limits of the Contract territory defined
Mountain tap, the area 0,47 км2, the question on its expansion will be solved by change of conditions of the contract without carrying out of competition (by registration of new mountain tap when due hereunder).

SECTION 5. THE PROPERTY RIGHT TO PROPERTY AND THE INFORMATION.

5.1. All the material and non-material actives got by the Contractor for work on Extraction of brown coal are the property of the Contractor.
5.2. The property right to the property specified in p.5.1 of the Contract, can be mortgaged or another way burdened it in favour of the Third party for maintenance of financing of works on Extraction of brown coal according to the legislation of the State.
5.3. The information on a geological structure of the Bowels containing in them of Mineral resources, geological parameters of Deposits, size of stocks, conditions of development, and also other features of the Bowels, containing in geological reports, cards and other materials, is in a state ownership if it is received from budgetary appropriations, and in the property of the Contractor if it is received due to own means of the Contractor.
5.4. The information on Bowels on the Contract territory, being a state ownership, is got by the Contractor in Committee of geology and protection of bowels, through RCGI «Kazgeoinform» in established by the legislation of the State the order in current of one month, but not later on July, 1st, 2000.

5.5. Geological and other information on the Bowels, received by the Contractor during work on Extraction of brown coal, is passed without reward in obligatory order under established standard in the Committee of geology and protection bowels of the Ministry of natural resources and preservations of the environment Kazakhstan Republic for storage, systematization and generalization.
5.6. Use in educational, scientific, commercial and other purposes of the geological information on the Bowels, received due to means of the Contractor and passed by it according to p.5.5 of the Contract, is defined on the basis of the separate agreement between the Contractor and Committee of geology and protection of bowels of the the Ministry of natural resources and preservations of the environment Kazakhstan Republic
5.7. At cancellation of the Contract all geological information carries over the State. The Contractor is obliged to pass without reward in Committee of geology and protection of bowels, the Ministries of natural resources and preservations of the environment Kazakhstan Republic, all documents and other material carriers of the geological information, including primary.

SECTION 6. THE RIGHT OF THE STATE TO PURCHASE AND REQUISITION
 OF MINERAL RESOURCES.

6.1. In case of war, acts of nature or in other cases stipulated by the legislation on extreme situations, the Government has the right of requisition of a part or all Minerals resources, belonging the Contractor. Requisition can be carried out in the sizes necessary for needs of the State during all period of an extreme situation.
6.2. The state guarantees indemnification for requisitioned Mineral resources in kind or payment of their cost under the prices of the world market, acting to day of requisitions (for the foreign Contractor payment of monetary indemnification in free - convertible currency, for the national Contractor - in national currency of the State).
6.3. The State has the prime right to purchase at the Contractor of brown coal under the prices which are not exceeding the prices of the world market.

SECTION 7. GENERAL LAWS AND DUTIES OF THE PARTIES.

7.1. The Contractor has the right:
7.1.1. To curry out works on Extraction of brown coal in Contract territory on an exclusive basis.
7.1.2. Independently to make any lawful actions on bowels using within the limits of the Contract territory given to it according to conditions fixed in the Contract.
7.1.3. To use at own discretion results of its activity, including brown coal.
7.1.4. To construct in Contract territory, and in case of need on other ground areas, allocated to the Contractor in established order, the objects of industrial and social sphere necessary for realization of works on Extraction of brown coal.
7.1.5. Under the arrangement with owners to use objects and communications of the general using both in Contract territory, and outside of its limits.
7.1.6. In the prime order to carry out negotiations about prolongation of duration of the Contract according to the order established p.3.4 of the Contract.
7.1.7. To involve Subcontractors for performance of separate kinds of the works connected with work on Extraction of brown coal.

7.1.8. To pass all or a part of the rights to other persons with observance of the conditions established by the Contract and the legislation of the State.
7.1.9. To stop the activity on the conditions certain by the Contract and the legislation of the State.
7.1.10. In case of cessation of the Contract the Contractor has the right to dispose independently of the property which is being its property.
7.1.11. The given list can be added under the agreement of parties if it does not contradict the legislation of the State.
7.2. The contractor is obliged:
7.2.1. To start according to the Equipment design performance of the Working program coordinated by the Parties, from the date of the conclusion of the Contract.
7.2.2. To choose the most effective methods and technologies at work on extraction the brown coal, based on the standards accepted in a world practice.
7.2.3. To use Contract territory only with a view of stipulated by the Contract.
7.2.4. To curry out the works on Extraction of brown coal in strict conformity with the legislation of the State and the Working program.
7.2.5. To not interfere with other persons freely to move within the limits of Contract territory, to use objects and communications of the general using, or to curry out any kinds of works, including investigation and extraction of other natural resources, except for brown coal if it is not connected with special conditions of safety and such activity does not stir to work on Extraction of brown coal.
7.2.6. To observe coordinated in established order the technological schemes and projects on curing out the works on Extraction of the brown coal, providing rational use of bowels, safety of the personnel and the population.
7.2.7. It is obligatory to use the equipment, materials and ready production, made in the State if they are competitive on ecological, and to technical qualities, the prices, working parameters and conditions of delivery.
7.2.8. It is obligatory to involve the enterprises and the organizations of the State for performance of works and services when curing out the works on Extraction of brown coal, including use air, railway, water and other type of transport if these services are competitive at the price, efficiency and quality.
7.2.9. At work on Extraction of brown coal to prefer the Kazakhstan staff.
7.2.10. To put to Competent organization the Working program and the information on process of its realization.
7.2.11. Annually the Contractor provides on obligatory industrial training, preparation of the personnel and a computerization assignment at a rate of 0,1 (one the tenth)% from operational expenses.
7.2.12. Free to give necessary documents, the information and access to places of works for control organizations of the State at performance of official functions by them and in due time to eliminate the infringements revealed by them.
7.2.13. To puss the information on Extraction of brown coal to the Third parties if there is such necessity, only from the written approval of other Party.
7.2.14. In due time to pay taxes and other obligatory payments.
7.2.15. During the activity to keep the objects located in Contract territory, cultural-historical value.
7.2.16. To predict long-term ecological consequences of the activity on execution of the Contract and to give these forecasts in Competent organization and the State organizations of protection of a surrounding environment periodically every 5 years and the final forecast not later than 1 year prior to the ending of duration of the Contract.

7.2.17. To leave Contract territory in a condition corresponding requirements of rules about mountain and sanitary inspection, protection of bowels and a surrounding environment.
7.2.18. To restore sites of the ground and other natural objects which condition has been broken by activity of the Contractor under the Contract up to a condition, suitable for further use according to requirements of the legislation of the State.
7.3. Duties of Competent organization:
7.3.1. To provide execution and cancellation of the Contract by way of and on the bases stipulated by the legislation of the State.
7.3.2. To promote in maintenance of granting to the Contractor of the ground area on the right of land tenure according to the received License.
7.4. The Competent organization has the right:
7.4.1. To represent the State at negotiations with the Contractor on conditions of the Contract.
7.4.2. To demand from the Contractor of the regular and selective reporting of performance of conditions of the Contract.
7.4.3. To inspect carrying out by the Contractor of works on Extraction of brown coal, including the documentation of the Contractor concerning activity on execution of the Contract.
7.4.4. Access to any works in the Contract territory, concerning works on Extraction of brown coal.

SECTION 8. THE WORKING PROGRAM.

8.1. The Contractor carries out works on Extraction of brown coal according to the Working program coordinated with Competent organization.
8.2. The working program is prepared on the basis of technical - economic calculations and substantiations, an expert estimation of stocks of the Deposit (if it is already opened and stocks are approved by corresponding State organization) or Sites of bowels (blocks) and other materials in view of Positive practice of development of Deposits.
8.3. The Contractor can make offers on change or addition of the coordinated Working program. Changes, additions and amendments to the Working program are brought in written form at the mutual consent of the Parties.

SECTION 9. THE PERIOD OF EXTRACTION.

9.1. The exclusive right of Extraction in Contract territory during the term given by the License and the Contract is given to the Contractor.
9.2. The Contractor will start Extraction from the date of the conclusion of the Contract.

SECTION 10. THE ACCOUNT AND THE REPORTING

10.1. The Contractor undertakes to keep account and keep during established term the registration documentation, concerning Extractions of brown coal under the Contract, according to the legislation of the State.
10.2. The Contractor gives to Competent organization the entire account about the activity the last year prior to January, 25th of current year.
10.3. The Contractor gives the reporting about the activity in the State organizations in terms and the order, the States established by the legislation.
10.4. The Competent organization has the right to inspect observance by the Contractor of conditions of the Contract and can be present through its representatives at carrying out by the Contractor of works on Extraction of brown coal.

SECTION 11. MEASUREMENT

11.1. Measurement and weighing of brown coal extracted in Contract territory is made by the Contractor according to methods and practice, applied in the State.
 11 ..2. The Contractor annually curries out with participation of representatives of the authorized organization the test of the equipment and the devices used for weighing and measurement brown coal.
11.3. If at test or survey it will appear, that the equipment or devices have defects and term of malfunction to establish impossibly, term of defect is defined as half of time from the previous gauging about day of an establishment of defect.
11.4. In case the Contractor considers necessary to make changes to an applied technique or to replace the established measuring devices, it should notify on it the authorized organization not later than 30 days to enable its representatives to be present at performance of these changes or replacements.

SECTION 12. PERFORMANCE OF SUBCONTRACT WORKS.

12.1. The Contractor in structure of the annual Working program represents Competent organization the plan of subcontract works, the list of subcontracts on delivery of materials, the equipment and services which are necessary for concluding in following calendar to year with calculations of cost of subcontracts, and also the list of potential Kazakhstan and foreign Subcontractors.
12.2. At the conclusion of all subcontracts the Contractor is obliged to give a priority to services, equipment, materials and the finished products, made in the State if they are competitive on ecological and technical qualities, to the prices, working parameters and conditions of delivery.
12.3. Subcontractors are involved by the Contractor, as a rule, on a competitive basis.
12.4. Contractor answers for performance of subcontracted contracts according to the legislation of the State.

SECTION 13. FINANCING.

13.1. The Contractor takes up the responsibility for full financing of the activity under the Contract, according to the Working program coordinated by the Parties.
13.2. The Contractor can freely receive credits in any currency in the State to behind its limits for financing the activity if it does not contradict the legislation of the State.
13.3. The Contractor can have accounts both in national, and in a foreign currency in banks of the State and abroad for the purpose of performance of the Contract for reception of the money resources representing receipts and incomes under the Contract.
13.4. All kinds of accounts are made according to the Contract by way of, certain by the legislation of the State.
13.5. The Contractor and Subcontractors realize the currency operations with the legislation of the State on currency regulation.

SECTION 14. TAXES AND PAYMENTS.

14.1. On the activity which is carried out on the basis of the present Contract, the Contractor undertakes to pay, at occurrence of the tax and payment circumstances, following taxes and payments, according to the Legislation of Kazakhstan Republic, including the Law of Kazakhstan Republic « About taxes and other obligatory payments in the budget » from the April, 24th, 1995, № 2235, acting on Date of the introduction of the Contract by virtue of (further-the Tax code) if the International Contract which participant is the Republic Kazakhstan, does not establish other rules.
For the purpose of account of taxes and payments on the activity which is carried out under the present contract, the Contractor is considered as the uniform tax bearer.
14.2. The contractor, at occurrence of obligations, pays following taxes and payments:
14.2.1. Surtax from legal persons.
The contractor pays surtax according to Section of II Tax code.
14.2.1.1. Object of taxation by surtax is the assessed income estimated as a difference between the cumulative revenue and deductions, stipulated by chapter 4 of the Tax code, including the losses formed in connection with activity, carried out under the Contract and are removed for the term of no more than seven years.
14.2.1.2. The Contractor makes account of surtax from legal persons under the rates specified in clauses 30-33 of the Tax code.
14.2.1.3 Contractor grants on the budget of the sum of advance payments not later than 20 (twentieth) of each month according to the order established by clause 51 of the Tax code.
14.2.1.4. The Contractor is obliged to present the declaration on the cumulative revenue and the made deductions to organization of tax service in a place of tax registration up to 31 (thirty first) March of the year following for accounting.
14.2.1.5. The Contractor is obliged to make final account and payment of surtax after 10 days from the date of representation declaration about the cumulative revenue, but not later than 10 (tenth) of April the year following for accounting.
14.2.1.6.1. The Contractor bears the responsibility for completeness of deduction and timeliness of transfer in the budget of the sums of surtax from the physical and legal persons, kept at a source of payment, according to positions of the Tax code.
14.2.1.6.2. Thus, the surtax at a source of payment is kept under rates of the Tax laws acting on the moment of occurrence of tax obligations.
14.2.1.7.1. The charges made by bowels user on geological studying, investigation and a spadework to extraction of mineral resources, including charges to estimate, to arrangement, the general administrative charges and the charges connected with payment of a subscription bonus and a bonus of commercial detection, form separate group and are subtracted from the cumulative revenue in the form of depreciation charges, from the moment of the beginning of extraction of minerals on the norms defined under the discretion of bowels user, but not above a limit rate of amortization at a rate of 25 (twenty five) percent.
14.1.7.2. The given charges are a subject to updating by way of  their reduction by the sum of the incomes received by the Contractor on activity carried out within the limits of present Contract during carrying out of geological studying and a spadework to extraction of natural resources, except for the incomes received at realization of mineral resources (except extracted for the experimental - industrial purposes), the incomes which are a subject exception of the cumulative revenue in conformity with clause 13 of the Tax code, and the incomes released from the taxation in conformity with clause 34 of the Tax code.

14.2.2. The value-added tax.
The Contractor pays the value-added tax according to Section of III Tax code.
14.2.2.1. The Contractor makes calculation of the value-added tax under the rates specified in clauses 58, 59, 61, 62 and 70-1 Tax codes
14.2.2.2.1. The accounting period by actual calculations with the budget on the value-added tax is a calendar month.
14.2.2.2.2. If monthly average payments for quarter make less than 500 (five hundred) monthly settlement parameters, the accounting period is quarter.
14.2.2.3 ..The Contractor pays the value-added tax for the accounting period not later than day grantings of the Declaration under the given tax.
14.2.2.4. The Declaration on the value-added tax the Contractor is obliged to put to tax service organizatoin in a place of tax registration not later than 15 (fifteenth) date of month, following the accounting period.
14.2.3. Excises.
The Contractor pays the excise tax according to Section of IV Tax code.
14.2.3.1 The Contractor makes calculation and payment of excises in accordance with positions of the Tax laws.
14.2.3.2 The Declaration. on payment of excises the Contractor is obliged to present to tax service organization in a place of tax registration not later than 15 (fifteenth) date of month, following the accounting period.
14.2.3.3. The goods on which excises are paied, are goods which are listed in clause 76 of the Tax code exclusively.
14.2.4. Gathering for registration of issue of securities and assignment of national identification number of issue of the actions which are not a subject the state registration.
14.2.4.1. The Contractor pays gathering for registration of issue of securities and assignment of national identification number of issue of the actions which are not a subject the state registration, according to order, in terms and the sizes established by Section V of the Tax code, acting at the moment of occurrence of obligations on payment of the given kind of payment.
14.2.4.2. The Declaration on gathering for registration of issue of securities and assignment of national identification number of issue of the actions which are not a subject the state registration, the Contractor is obliged to present to tax service organization in a place of tax registration up to 31 (thirty first) March of the year following the accounting.
14.2.5. Special taxes and payments of bowels users:
The Contractor pays special payments of bowels users according to Section of VI Tax code.
14.2.5.1. Subscription bonus.
14.2.5.1.1. The Contractor pays a subscription bonus at a rate of 5400 (five thousand four hundred) US dollars not later than 30 (thirty) calendar days from the date of the introduction of the Contract by virtue of.
14.2.5.1.2. The Contractor is obliged to present the declaration on a subscription bonus to tax service organization in a place of tax registration up to 10 (tenth) date of month following the accounting.
14.2.5.2. A bonus of commercial detection.
14.2.5.2.1. The Contractor pays a bonus of commercial detection for each commercial detection in Contract territory, at a rate of 0.05 (five 100-th) percent from cost of the approved taken stocks, not later than 30 (thirty) calendar days from the date of the statement of stocks of commercial detection, according to the established order.

14.2.5.2.2. The Contractor is obliged to present the declaration on a bonus of commercial detection to the tax service organization in a place of tax registration up to 10 (tenth) of April the year following the year in which commercial detection has been accomplished.
15.2.5.3. A royalty.
The royalty is paid by the Contractor by all kinds of mineral resources separately.
14.2.5.3.1. The Contractor makes payment of a royalty under the rate 0.9 (nine tenth) percent from volume of the extracted brown coal estimated in cost expression, proceeding from the monthly average price of realization of brown coal for the accounting period, without taking into account indirect taxes.
14.2.5.3.2. The royalty is paid monthly, not later than 15 (fifteenth) date of month following the accounting.
14.2.5.3.3. If monthly average payments for quarter on a royalty make less than 1 000 (one thousand) monthly settlement parameters, the accounting period is quarter, and payment is made not later than 15 (fifteenth) months following accounting quarter.
14.2.5.3.4.1. At absence of realization of brown coal in the accounting period, for calculation of a royalty the data of last accounting period in which registration of production took place are accepted.
14.2.5.3.4.2. At full absence of realization of brown coal during extraction for the average price of realization actually developed expenses for extraction are accepted. Thus the Contractor is obliged to make the subsequent updating of the sums of a royalty on the realized volume of brown coal, proceeding from the actual price of realization of brown coal.
14.2.5.3.5. The Contractor is obliged to present the declaration on a royalty to tax service organization not later than 10 (tenth) date of month following the accounting period.
14.2.5.3.6. The monetary form of payment of a royalty, in the order established by the Legislation, may be replaced with the natural form with bringing the order of payment up to the Contractor not less than for 60 (sixty) days till the moment of replacement.
14.2.5.3.7. In case of extraction of customary mineral resources and underground waters, the Contractor makes payment of a royalty under rates and by way of, established by the Tax laws.
14.2.5.4. Historical expenses.
14.2.5.4.1. The historical expenses suffered by the State on geological studying of Contract territory, at a rate of 37200 (thirty seven thousand two hundred) US dollars, the Contractor pays in the income of the budget as follows:
---- a payment for the right for using the geological information, that makes 0.5 (five tenth) percent from the specified sum (i.e. 186 (hundred eighty six) US dollars), the Contractor undertakes to pay till July, 5th, 2000, according to item 1.2 of Agreements on purchase of the geological information,
---- the remained sum, at a rate of 37014 (thirty seven thousand) US dollars the Contractor undertakes to bring in the income of the budget and to extinguish during 10 (ten) years quarterly equal shares, on 1000 (one thousand) US dollars, since the moment of the conclusion of the Contract.
14.2.5.4.2. Payment of the sums of compensation of historical expenses is made according to item 14.2.5.4.1 not later than 10 (tenth) date of month following the accounting period.
14.2.5.4.3.Account on the sum of compensation of historical expenses is given by the Contractor to tax service organization in a place of tax registration up to 31 (thirty first) March of the year following the accounting year.
14.2.5.4.4. In case of infringement of the order and terms of payment in the budget of the sums of compensation of historical expenses, the Contractor bears the responsibility established by the Tax code for infringement of the order and terms of payment of taxes and other obligatory payments in the budget.

14.2.5.5. The excess profits tax.
14.2.5.5.1. The Contractor makes account of the excess profits tax, proceeding from the reached level of internal rate of return on the end of accounting year under following rates:

Internal rate of return (IRR), %	The rate of the excess profits tax in % to the net profit for accounting year
Less or it is equal 20	0
More than 20, but less or it is equal 22	4
More than 22, but less or it is equal 24	8
More than 24, but less or it is equal 26	12
More than 26, but less or it is equal 28	18
More than 28, but less or it is equal 30	24
More than 30	30

14.2.5.5.2. Object of taxation of the excess profits tax  is the sum of the net profit of the Contractor defined according to the Tax laws on activity, carried out within the limits of the Contract in accounting year in which the Contractor receives internal rate of return above 20 (twenty) percent.
14.2.5.5,3. The Contractor is obliged to present the declaration on the excess profits tax to tax service organization in a place of tax registration up to 10 (tenth) of April the year following the accounting.
14.2.5.5.4. The excess profits tax is paid not later than 15 (fifteenth) of April the year following the accounting period.
14.2.5.5.5. The internal rate of return is estimated by way of, established in the Tax laws.
14.2.6. The social tax.
The contractor pays the social tax according to Section УI- II of the Tax code.
14.2.6.1. The social tax is paid under the rate 26 (twenty six) percent from wages fund of the personnel of the Contractor.
14.2.6.2. The order of account and payment of the social tax is made in conformity with clause 104-10.
14.2.6.3. The Contractor is obliged to present the declaration on the social tax to tax service organization in a place of tax registration not later than 15 (fifteenth) date of month following the calendar quarter.
14.2.7. Gathering for travel of vehicles on territory of Kazakhstan Republic.
Gathering for travel of vehicles on territory of Kazakhstan Republic is paid by the Contractor according to the Legislation acting on the moment of occurrence of obligations on payment of the given kind of payment.
14.2.8. The land tax.
The Contractor pays the land tax according to Section УII of the Tax code.
14.2.8.1. The Contractor makes account of the land tax according to the base rates established by the Tax code, in view of the factors, annually established by the Government of Kazakhstan Republic.
14.2.8.2. Payment of the tax is made by way of, established by clause 125 of the Tax code.
14.2.8.3.1. The Contractor is obliged to present the declaration of a due tax on each ground area to territorial tax organization in a place of its location not later than 1 on (first) of July current year.

14.2.9. The vehicles tax.
The contractor pays the vehicles tax according to Section УIII of the Tax code.
14.2.9.1. The Contractor makes account of the vehicles tax under the rates specified in clause 128 of the Tax code.
14.2.9.2. Account and payment of the tax are made by the Contractor in conformity with clause 130 of the Tax code.
14.2.9.3. The Contractor is obliged to present the vehicles tax to tax service organization in a place of tax registration up to 31 (thirty first) March of year, following the accounting,
14.2.10. The property tax of legal persons.
The Contractor pays the property tax of legal persons according to section of IX Tax code.
14.2.10.1. The property tax is paid at a rate of 1 (one) percent from depleted cost of depreciable assets, except for vehicles.
14.2.10.2. The Contractor makes account and payment the property tax of legal persons in order, specified in clause 135 of the Tax code.
14.2.10.3. The Contractor is obliged to present the declaration on property tax of legal persons to tax service organization in place of tax registration up to 31 (thirty first) March of the year following the accounting.
14.2.10.4. Payment of actually due tax or return of an overpayment is made within ten days after representation of the declaration by results of tax year in terms 31 (thirty first) March of the year following the accounting.
14.2.11. Gathering for registration of legal persons.
The Contractor pays gathering for registration of legal persons according to the Legislation acting on the moment of occurrence of obligations on payment of the given kind of payment.
14.2.12. License gathering for the right of employment by separate kinds of activity.
The Contractor pays license gathering for the right of employment by separate kinds of activity according to the Tax laws acting on date of occurrence of obligations on payment of the given kind of payment.
14.2.13. Gathering from auction sales.
The Contractor pays gathering from auction sales in order, terms and the sizes established by the Legislation, acting on the moment of occurrence of obligations on payment of the given kind of payment.
14.2.14. Payment for use of a radio-frequency resource of Kazakhstan Republic.
The payment for use of a radio-frequency resource of Kazakhstan Republic is made by the Contractor in order, terms and the sizes approved by the Legislation, acting on the moment of occurrence of obligations on payment of the given kind of payment.
14.2.15. Gathering for use of symbols of city Almaty in company names, service marks, trade marks.
Gathering for use of symbols of city Almaty in company names, service marks, trade marks is paid by the Contractor according to the Legislation acting on the moment of occurrence of obligations on payment of the given kind of payment.
14.2.16. Gathering for use legal, (except for the state enterprises, official institutes and noncommercial organizations) and physical persons of words "Kazakhstan", "Republic", "National" (full, and also any derivative of them) in their company names, service marks, trade marks.

The Contractor pays gathering for use by legal persons of words "Kazakhstan", "Republic", "National" (full, and also any derivative of them) in their company names, service marks, trade marks conformity with the Legislation acting on date of occurrence of obligations on payment of the given kind of payment.
14.2.17. Customs payments.
The Contractor pays customs payments according to the Law of Kazakhstan Republic « About customs business in Kazakhstan Republic » from the July, 20th, 1995 № 2368, acting on the day of acceptance of the customs declaration and other documents of customs organizations of Kazakhstan Republic.
14.2.18. A payment for using water resources of superficial sources.
The Contractor brings a payment for using water resources of superficial sources according to the Legislation acting on the moment of occurrence of obligations on payment of the given kind of payment,
14.2.19. A payment for wood using (the wood income).
The Contractor brings a payment for wood using (the wood income) according to the Legislation acting on the moment of occurrence of obligations on payment of the given kind of payment.
14.2.20. Payments for environmental contamination. Penalties for infringement of the of nature protection legislation
14.2.20.1. The Contractor pays payments for environmental contamination according to the Legislation acting on the moment of occurrence of obligations on payment of the given kind of payment.
14.2.20.2. The Contractor pays penalties for infringement of the nature protection legislation according to the Legislation acting on the moment of detection of such infringements.
14.2.21. Obligatory pension payments.
The Contractor keeps obligatory pension payments at a rate of and the order established by the Legislation regarding a wage fund of citizens of Republic.
14.2.22. A State Tax.
State Tax the Contractor pays in order, terms and the sizes established by the Legislation, acting on the moment of occurrence of circumstances on payment of the given kind of payment.
14.2.23. Deduction of taxes at a source of payment. The responsibility.
14.2.23.1. The Contractor makes deduction of taxes at a source of payment in order, terms and the sizes established by the Tax laws.
14.2.23.2. The Contractor bears the responsibility, according to norms of the Tax laws, for completeness of deduction and timeliness of transfer in the budget of the taxes kept at a source of payment.
14.2.24. The taxation of the personnel.
The personnel of the Contractor pay taxes and payments according to the Tax laws acting on the moment of occurrence of circumstances on payment.
14.3.1. The taxation of the subcontractors.
The taxation of subcontractors and their personnel, rendering the Contractor of service (work), is made according to the Tax laws acting on the moment of occurrence of obligations on payment of taxes and payments.
14.4. The taxation of retrocede the rights.
14.4.1 ..Incomes, received from retrocede the rights, are a subject to the taxation according to the Tax laws acting on the moment of retrocede.
14.4.2. Operations on retrocede the rights given by the Contract, are released from the tax to the value-added tax.

14.5. Transfer pricing.
14.5.1. The Contractor recognizes, that tax organizations has the right to supervise correctness of application of the prices on commercial or financial operations of the Contractor and to bear corresponding decisions for the purposes of updating the income and charges of the Contractor for  the taxation conformity with the order established by clause 138-1 and the Tax code.
14.5.2. At acknowledgement of carrying out of such operations by tax service, the Contractor bears the responsibility established by the Tax laws for infringement of the order, term and the sizes of payment of taxes.
14.6. The general tax responsibility.
Taxes and the payments paid on conditions of the Contract, do not release the Contractor from obligations to pay taxes and the payments established by Acts for date of occurrence of tax obligations, for realization of the activity which has been not stipulated by conditions of the Contract.
14.7. Tax border.
The Contractor, for the purposes of account of taxes and payments, cannot unite incomes and deductions under the Contract with incomes and deductions on the activity which is beyond the Contract.
14.8. Payment and enlist of taxes and payments.
14.8.1. All taxes, payments and duties are paid in tenge or the currency used subsequently in Republic instead of it if other is not stipulated by the Legislation.
14.8.2. Any taxes and payments are paid in order, terms and the sizes established by the Legislation.
14.8.3. Taxes and payments are enlisted in order, established by the Legislation, on the accounts specified by  tax or financial service organizations of Republic.
14.8.4. In case of abolition of taxes, payments, gathering or the duties established for Date of the conclusion of the Contract, owing to modification and additions in the Legislation, the Contractor undertakes to continue payment of the given taxes, gathering and the duties stipulated by the present Section of the Contract. These given sums are brought, according to budgetary classification, on a code (account) of a royalty if other is not underlined.
Thus given sums are not performance of obligations on payment of a royalty.
14.9. Penal sanctions.
14.9.1.1. Penalties for infringement of the Tax laws are applied according to the Tax laws acting on the moment of detection of infringements.
14.9.1.2. Fine for untimely entering into the budget of taxes and payments, are applied in the sizes established by the Tax laws, operating on a day of payment of these sums.
14.9.2. Penal sanctions on payments of non- tax character are applied in the sizes stipulated by the Legislation, acting on the moment of detection of infringements.
14.10. Stability of a tax mode.
14.10.1. The tax mode established by the Contract, operates invariable before the end of terms of the Contract, except for cases, when:
14.10.2. Changes and-or additions in the Tax mode of the Contract are brought under the written Agreement of the Parties of the Contract and do not attract change of a parity of initial economic interests of Republic and the Contractor under the Contract.
14.11. Access to the information.
14.11.1. The Contractor recognizes, that tax organizations of Kazakhstan Republic should have access to the information, according to the Legislation, concerning to any bank accounts of the Contractor, including opened in foreign banks outside Republic.

14.11.2. The Contractor is obliged to give, when carrying out of checks by workers of tax and financial services of the Republic which are carried out within the limits of their competence, all required and necessary information concerning activity, carried out within the limits of the Contract.
14.11.3. The Contractor is obliged to give all necessary information on the basic economic, accounting and tax parameters by electronic or a different way for drawing up of a database within the limits of Monitoring that is curried out by the Ministry of Finance.

SECTION 15. BOOK KEEPING.

15.1. The Contractor undertakes to carry out full and exact book keeping of all incomes and expenses in connection with realization of the Contract according to order of conducting the book keeping, the established legislation of the State.
15.2. All account books and registration documents of the Contractor are accessible to check by Competent organization and the state bodies according to their competence certain by the legislation of the State.

SECTION 16. INSURANCE.

16.1. During 30 days after Date of the introduction of the Contract by virtue, the Contractor develops and represents on the coordination to Competent organization the program of insurance of risks, property and the responsibility connected with works on Extraction of brown coal.
16.2. Insurance is provided for property risks and the risks of the responsibility connected with:
-- transportation and warehousing of the cargoes delivered to a place of works on extraction of brown coal;
--the property of the Contractor used during work on Extraction brown coal, including the property taken in rent or used on leasing;
--pollution of a surrounding environment, including the ground, and charges on liquidation of consequences of the damage caused surrounding environment, including land reclamation and restoration of the grounds;
--the general civil - legal responsibility before the Third parties.
16.3. The Contractor is obliged to carry out insurance of the workers from accidents on manufacture, professional illnesses and poisonings.
16.4. The Contractor at own discretion chooses the insurance companies according to the legislation of the State.

SECTION 17. LIQUIDATION AND LIQUIVIDATING FUND.

17.1. In current of 2 years from the date of the beginning of operation of a deposit the Contractor gives to Competent organization on the statement the program of liquidation of consequences of the activity under the Contract, including the estimate of expenses on liquidation.
17.2. Liquidation and preservation of activity is carried out according to the order established by the Government.
17.3. By the program of liquidation removal .или liquidation of constructions and the equipment, used during activity of the Contractor in Contract territory should be stipulated.
17.4. For full financial maintenance of performance of the program of liquidation the Contractor creates liquidating fund, at a rate of 1 % from the annual sum of realization of production. Management of liquidating fund is carried out by the Contractor in coordination with Competent organization and the authorized organization on protection and use of bowels.

17.5. Deductions in liquidating fund at a rate of 1 % are made by the Contractor annually on the special depositary account. It is spent in coordination with competent organization and is joined in structure of expenses on Extraction of brown coal.
17.6. If actual expenses for liquidation will exceed the size of liquidating fund the Contractor carries out additional financing of liquidation.
17.7. If actual expenses for liquidation will appear less size liquidating fund, the surpluses of money resources are transferred the Contractor and are a subject to inclusion in the taxable income.
17.8. If the State notice the decision on continuation of operation of all or parts of the constructions, transferred to it by the Contractor after the end of terms of the Contract under the responsibility, in this case the Contractor will not bear any obligations on realization of the program of liquidation and transfers the State all the rights to all the actual actives which have collected in liquidating fund.

SECTION 18. PROTECTION OF BOWELS AND ENVIRONMENTS.

18.1. During performance of the Contract the Contractor is obliged to observe the legislation of the State, concerning protection of Bowels and surrounding environment, and to undertake all necessary measures for the purpose:
- protection of a life and health of the population;
- maintenance rational and complex uses of Mineral resources;
- preservations of natural landscapes and recultivation the broken grounds, other geomorphological structures;
- preservations of properties of a power condition of parts of Bowels for prevention of earthquakes, landslips, flooding, subsidence of rock.
18.2. When works on Extraction of brown coal by the Contractor in the priority order should be observed:
I. Ecological requirements:
- preservation of a surrounding environment;
- prevention technogenic conversion of the grounds into desert;
- prevention of a water and wind soil erosion;
- isolation of absorbing and fresh-water horizons for exception of their pollution;
- prevention of an exhaustion and pollution of underground waters;
- the organization of a sanitary-protective zone (SPZ) according to sanitary classification and calculations of  dispersion of harmful substances in an atmosphere;
- maintenance of accomplishment SPZ;
- observance on border SPZ of ground concentration of the thrown out harmful substances which are not exceeding maximum concentration limit (MCL) for settlements in view of background pollution; and other requirements according to the Legislation about bowel using and protection of a surrounding environment.
II. Requirements in the field of protection of bowels:
- maintenance of completeness of advancing geological studying Bowels for an authentic estimation of size and structure of stocks of brown coal, Deposits and Sites of the bowels presented in bowel using,  including for the purposes which have been not connected with Extraction;
- maintenance of rational and complex use of resources of Bowels at all stages of work on Extraction;
- maintenance of completeness of extraction of brown coal;
- the authentic account of stocks of the basic both in common lying Mineral resources taken and left in  Bowels, and passing components of products of Processing of mineral raw material and production wastes by development of Deposits;

- use of Bowels according to requirements of the legislation of the State on protection of the surrounding environment, protecting Bowels from displays dangerous technogenic processes at Extraction;
- protection from water content of Bowels, fires, explosions, caving of leaning thickness of rocks, and  also other spontaneous factors reducing their quality or complicating operation and development of Deposits;
- prevention of pollution of Bowels at work on Extraction;
- observance of the Contract of the order established by Section 27 of stay, cessation of works on Extraction and Section 17 of the Contract of the order of liquidation of objects development of Deposits;
- maintenance of ecological requirements at warehousing and accommodation industrial and household waste with a view of prevention of their accumulation on the areas of a reservoir and in places of bedding underground waters.
The Contractor provides completeness and reliability geological, hydro-geological, ecological, engineering-geological and technological studying of objects extractions of brown coal.
18.3. The Contractor prior to the beginning of activity on bowel management under the present Contract should make an estimation of influence of planned activity on surrounding environment and to receive the sanction on nature management at the state nature protection organizations.
18.4. The Contractor should conduct monitoring of Bowels and surrounding environment with the purpose of studying of influence on them as a result of the activity under the present Contract and acceptances of measures on duly elimination of negative influence.
18.5. The Contractor is obliged to liquidate the infringement has done by him of a condition of a surrounding environment, to lead regenerative works and to compensate in full volume damage caused the nature.
18.6. The State control over observance of the legislation on protection of Bowels and a surrounding environment carry out the authorized state organizations.
18.7. The Contractor performs works on preservation of a condition of a surrounding environment of Contract territory.
18.8. After cancellation of the Contract or at stage-by-stage return of Contract territory the Contractor transfers Contract territory in a condition, suitable for further use on direct purpose, according to the legislation of the State.
18.9. Any infringements (deterioration) of a condition of an environment, and also the contract territory itself during action of the Contract, and also under the accepted obligations of the former joint venture «Kempirsay ore administration» are restored due to the contractor up to a condition, suitable for further use on direct purpose.

SECTION 19. SAFETY OF THE POPULATION AND THE PERSONNEL.

19.1. At carrying out by the Contractor of works on Extraction of brown coal according to the Contract performance of rules and norms on safe conducting the works stipulated by the legislation of the State, and also carrying out of actions under the prevention and liquidations of failures and occupational diseases should be provided.
19.2. Work on Extraction of brown coal if they are danger to a life and health of people is prohibited.
19.3. The state control over observance of rules and norms on technical safety and industrial sanitary at work on Extraction is carried out by the special representative the State organization.

19.4. The basic requirements on maintenance of safe work on Extraction are:
- the admission to works of the persons having special preparation and qualification, and to a management of mountain works - the persons having corresponding formation;
- provide of the persons employed at work on Extraction by special clothes and means of individual and collective protection;
- application of machines, the equipment and the materials corresponding safety requirements and sanitary norms;
- registration, appropriate storage and expenditure of explosives and means of detonation, and also correct and safe their use;
- carrying out of a complex geological, mine survey and other supervision necessary for maintenance of  technological cycle of works and forecasting of dangerous situations;
- duly updating of the engineering specifications and plans of liquidation of failures by the data specifying  borders of zones of safe conducting of works;
- observance of design systems of Development of Deposits;
- observance of sanitary-and-hygienic actions on maintenance of the normalized working conditions of wors according to the legislation of the State;
- realization sanitary-and-hygienic, anti-epidemic actions directed on the prevention of diseases caused by industrial conditions, professional diseases and poisonings;
- creation of conditions for strengthening health;
- organization of preliminary and periodic medical surveys of personal working in harmful and adverse – conditions;
- organization of the laboratory control over a condition of the air environment in a working zone and  harmful adverse physical production factors on workplaces (noise, vibration, a level of radiation, weight and intensity of work);
- provide of workers good-quality potable water in normative quantities and a hot feed;
- provide workers by necessary sanitary-household premises;
- provide of radiating safety.
19.5. Officials of the Contractor at occurrence of direct threat of a life and to health of workers or the population are obliged to suspend immediately works and to provide transportation of people a safe place and to inform on it Competent and local agencies.

SECTION 20. THE RESPONSIBILITY OF THE PARTIES FOR INFRINGEMENT OF CONDITIONS THE CONTRACT.

20.1. The transactions concluded by the Contractor in the direct or latent form, breaking requirements of the Contract, are void.
20.2. The Contractor bears the full responsibility for consequences of the actions specified in p.20.1 of the Contract, at Competent organization and the Third parties.
20.3. The persons which are guilty for performance of specified transactions, and also other infringements of the Legislation about bowel management, bear established by the law disciplinary, material, administrative and the criminal liability.

SECTION 21. FORCE  MAJEURE.

21.1. Any of the Parties will not bear the responsibility for default or inadequate execution of any contractual obligations if such default or inadequate execution have been caused by obligations of irresistible force (force-majeure).

21.2. Circumstances of irresistible force are extraordinary and unforeseen circumstances under the given conditions, as for example: military conflicts, natural accidents, acts of nature (fires, etc.). The resulted list is  complete.
21.3. In case of occurrence circumstances of irresistible force the Party which has suffered from them, immediately notifies on it other Party by delivery or sending by mail the notice in writing specifying a date started and the description of force-majeure circumstances.
21.4. When occurrence of force-majeure circumstances, the Parties immediately hold meeting for search of the decision of an output from the developed situation and use all means for minimizing consequences of such circumstances.
21.5. When full or partial suspension of works under the Contract, caused by force-majeure circumstances, the period of carrying out of these works is prolonged for the term of action of force-majeure and renews from the moment of the end of force-majeure.

SECTION 22. CONFIDENTIALITY.

22.1. The information received or got by any Party during performance of the Contract, is confidential. The parties can use confidential information for drawing up of the necessary reports stipulated by the legislation of the State.
12.2. The parties have not the right to transfer the confidential information to the Third parties without the consent of other Party, except for cases:
-  if such information is used during conducting proceeding;
-  when the information is given, to the Third parties rendering services to the Contractor provided that such Third party incurs the obligation to consider such information as confidential and to use it only in the purposes established by the Parties and for the term certain by the Parties;
- when the information is given to bank or other financial organization from which the Contractor receives financial assets provided that such bank or other financial organization incurs the obligation to consider such information as confidential and to use it only for present purposes.
2.3. The Parties, according to the legislation of the State, define terms of observance of confidentiality under all documents, information and to the reports concerning work on Extraction in Contract territory.

SECTION 23. TRANSFER OF THE RIGHTS AND DUTIES.

23.1. Transfer of the rights and duties under the Contract to the Third party is supposed only with the written sanction of Competent organization (authorized state organization).
23.2. The charges connected with transfer of the rights and duties under the Contract, the Contractor bears and it are not compensated by the State.
23.3. Until the Contractor keeps any participation in the Contract, it and the Third party, to which it has transferred the rights and duties, bear a joint liability on the contract.

SECTION 24. THE APPLICABLE LAW.

24.1. The Law of the State of Kazakhstan Republic for the Contract and other agreements signed on the basis of the Contract is applied.

24.2. The Contractor assumes liability to carry out of the international obligations of the State in the field of preservation of the environment in Contract territory and the sites interfaced by it.

SECTION 25. THE ORDER OF THE RESOLUTION OF DISPUTES.

25.1. The Parties make all of a measure for the decision of all disputes and the disagreements following from the Contract by negotiations.
25.2. If within 60 days from the moment of its occurrence the question at issue cannot be solved by negotiations the Parties will transfer a question at issue for its decision in the judicial organizations of the State authorized according to the legislation to consider similar disputes.

SECTION 26. GUARANTEES OF STABILITY OF THE CONTRACT.

26.1. Positions of the Contract remain constant during all action of the Contract, except for cases when such changes are brought under the mutual written agreement of the Parties.
26.2. Changes and additions of the legislation, worsening position of the Contractor, accepted after the conclusion of the Contract, to the Contract are not applied.
26.3. In case of such changes and the additions specified in p.26.2, the Parties will be guided p.14.10. of present Contract.

SECTION 27. CONDITIONS OF  CESSATION AND SUSPENDING OF ACTION THE CONTRACT.

27.1. The Competent organization without fail suspends the Contract, if:
- there was a direct threat of a life or to health of the people working or living in a zone of influence of works, connected with action of the Contract.
27.2. The Competent organization has the right to suspend the Contract in cases:
- realization by the Contractor of the activity which has been not stipulated by the Working program;
- infringements by the Contractor during the activity of the legislation of the State regarding protection of the  bowels, a surrounding environment and safe conducting works;
- infringements by the Contractor during the activity of the order of payment of taxes and other obligatory  payments established by the Contract;
- announcements of the Contractor the bankrupt according to the legislation of the State;
- the list can be added under the agreement of Parties.
27.3. In case of suspending actions of the Contract the Competent organization in writing notifies the Contractor on the reasons of such suspending and establishes reasonable term for their elimination.
27.4. After the message of the Contractor on elimination of the reasons which have caused suspending of action of the Contract, it renews.
27.5. The Contract ahead of schedule stops the action only in following cases:
- when refusal of the Contractor to eliminate the reasons which have caused to make decision about suspending of action of the Contract, or non-elimination these reasons in terms established by Competent organization;
- when recognition of the Contract void according to the Legislation about Bowels;
- when establishment in the judicial order of the fact of infringement of the legislation of the State during signing and registration of the Contract;

- when establishment in the judicial order of the fact of essential deviations of conditions of the Contract from conditions of the License or competitive conditions on the basis of which the License has been given out to the Contractor;
- when transfer by the Contractor in full or in part the rights under the Contract to the Third party with infringement of Section 25 of the Contract;
- when establishment in the judicial order of the fact of the going granting by the Contractor to Competent organization or other State organization of a false information on work on Extraction in Contract territory;
- when repeated realization by the Contractor of the actions which have caused earlier suspending of action of  the Contract;
- when interruption by the Contractor of manufacture within the limits of the Working program for the term of from above 90 days, except for the cases connected with circumstances of irresistible force (force- majeure);
- when infringement of conditions about observance of confidentiality of the information under the present Contract;
27.6. The Contract cessation the action for the reasons specified in p.27.5of the contract, in 60 days after reception by the Contractor of the notice in writing from Competent organization about before due cessation of the Contract.
27.7. The Parties are not released from performance of current obligations which have remained not executed by the moment of delivery of the notice to the Contractor about cessation of the Contract.

SECTION 28. LANGUAGE OF THE CONTRACT.

28.1. The text of the given Contract is made in the state and Russian languages and all copies are identical.
28.2. In case of occurrence of disagreements or disputes between variants, Russian variant has primary force.
28.3. The Parties agree, that the state and Russian languages will be used as languages of dialogue. From the date of the introduction of the Contract by virtue the engineering specifications and the information concerning work on Extraction of brown coal is made in the state and Russian languages.
28.4. The documentation and the information, concerning administrative activity, is made in state and Russian languages.

SECTION 29. ADDITIONAL POSITIONS.

29.1. All notices and the documents demanded in connection with realization of the given Contract, are considered presented and delivered properly by each of the Parties under the present Contract only on the fact of their reception.
29.2. The notice and documents are handed over with own hand or send by mail, the ordered air mail, a fax, by a telex or telegraph to following addresses:
The address of Competent organization:                             The Address of the Contractor:
Investments Agency of Kazakhstan Republic                     Limited liability company «Kyzyl Kаin Мамyt»
473000, Astana                                                                          464830, the Aktyubinsk region, Lenin district,
 Zhenys avenue, 33,                                                                 Batamshinsky village, Lenin's street, 20,
Факс/3172/118158                                                                     Fax/31342/21-301
Ph./3172/118161                                                                        Ph./31342/21-301
On behalf of                                                                               On behalf of
Competent organization                                                             of the Contractor

29.3. When change of addresses under the present Contract each of the Parties should present the notice in writing to other Party.
29.4. All appendices to the Contract are considered as its components. At presence of any divergences between positions of appendices and the Contract, the Contract has basic value.
29.5. Amendments or additions to the Contract are made out by the written agreement of the Parties. Such agreement is a component of the Contract.
The present Contract is concluded 19 (day), October (month) 2000 year in Astana city, the Kazakhstan Republic, by authorized representatives of the Parties.

Competent organization:                                                                                        the Contractor:

 signature _____________ D.Kuanyshev                                signature _____________ A.Raimbergenov

Chairman of Investments Agency of                                        Director of  LLC « Кyzyl Каin Мамyt»
Kazakhstan Republic